Blue Owl Capital Inc. Third Quarter 2025 Earnings October 30, 2025

2 About Blue Owl Blue Owl (NYSE: OWL) is a leading asset manager that is redefining alternatives®. With over $295 billion in assets under management as of September 30, 2025, we invest across three multi-strategy platforms: Credit, Real Assets and GP Strategic Capital. Anchored by a strong permanent capital base, we provide businesses with private capital solutions to drive long-term growth and offer institutional investors, individual investors, and insurance companies differentiated alternative investment opportunities that aim to deliver strong performance, risk-adjusted returns, and capital preservation. Together with over 1,365 experienced professionals globally, Blue Owl brings the vision and discipline to create the exceptional. To learn more, visit www.blueowl.com. Forward-Looking Statements Certain statements made in this presentation are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this presentation, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blue Owl’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Blue Owl assumes no obligation to update or revise any such forward-looking statements except as required by law. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of acquisitions; costs related to acquisitions; the inability to maintain the listing of Blue Owl’s shares on the New York Stock Exchange; Blue Owl’s ability to manage growth; Blue Owl’s ability to execute its business plan and meet its projections; potential litigation involving Blue Owl; changes in applicable laws or regulations; and the possibility that Blue Owl may be adversely affected by other economic, business, geopolitical and competitive factors. The information contained in this presentation is summary information that is intended to be considered in the context of Blue Owl’s filings with the Securities and Exchange Commission (“SEC”) and other public announcements that Blue Owl may make, by press release or otherwise, from time to time. Blue Owl also uses its website to distribute company information, including assets under management and performance information, and such information may be deemed material. Accordingly, investors should monitor Blue Owl’s website (www.blueowl.com). Blue Owl undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. These materials contain information about Blue Owl and its affiliates and certain of their respective personnel and affiliates, information about their respective historical performance and general information about the market. You should not view information related to the past performance of Blue Owl or information about the market, as indicative of future results, the achievement of which cannot be assured. Throughout this presentation, all current period amounts are preliminary and unaudited, “LTM” refers to the last twelve months. Totals may not sum due to rounding. Disclosures

3 Disclosures Non-GAAP Financial Measures; Other Financial and Operational Data This presentation includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. Blue Owl believes that the use of these non-GAAP financial measures provides an additional tool for investors and potential investors to use in evaluating its ongoing operating results and trends. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See the footnotes on the slides where these measures are discussed and reconciled to the most directly comparable GAAP measures. Exact net IRRs and multiples cannot be calculated for individual investments held by Blue Owl’s products, or a subset of such investments, due to the lack of a mechanism to precisely allocate fees, taxes, transaction costs, expenses and general partner carried interest. Valuations are as of the dates provided herein and do not take into account subsequent events, including the impact of inflation and rising interest rates, which can be expected to have an adverse effect on certain entities identified or contemplated herein. For the definitions of certain terms used in this presentation, please refer to the “Defined Terms” slides in the appendix. Important Notice No representations or warranties, express or implied are given in, or in respect of, this presentation. To the fullest extent permitted by law, in no circumstances will Blue Owl or any of its subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from use of this presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. This presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of Blue Owl. Viewers of this presentation should each make their own evaluation of Blue Owl and of the relevance and adequacy of the information contained herein and should make sure other investigations as they deem necessary. This communication does not constitute an offer to sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice or any other service by Blue Owl or any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Blue Owl or its advisors. Industry and Market Data This presentation may contain information obtained from third parties, including ratings from credit ratings agencies such as Fitch, Moody's and Standard & Poor’s Ratings. Such information has not been independently verified and, accordingly, Blue Owl makes no representation or warranty in respect of this information. Reproduction and distribution of third party content in any form is prohibited except with the prior written permission of the related third party. Third party content providers do not guarantee the accuracy, completeness, timeliness or availability of any information, including ratings, and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such content. THIRD PARTY CONTENT PROVIDERS GIVE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. THIRD PARTY CONTENT PROVIDERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, EXEMPLARY, COMPENSATORY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, COSTS, EXPENSES, LEGAL FEES, OR LOSSES (INCLUDING LOST INCOME OR PROFITS AND OPPORTUNITY COSTS OR LOSSES CAUSED BY NEGLIGENCE) IN CONNECTION WITH ANY USE OF THEIR CONTENT, INCLUDING RATINGS. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. They do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice. Copyright© Blue Owl Capital Inc. 2025. All rights reserved.

Blue Owl Overview

With over $295 billion of assets under management, Blue Owl is a leading asset manager that is redefining alternatives®.

Investment Platforms

Credit

- Financing partner of choice for private companies across the direct lending and alternative credit markets
- Demonstrated ability to source proprietary investment opportunities with $176 billion in gross direct lending originations since inception
- Complementary Credit strategies include Investment Grade Credit, Liquid Credit, Healthcare Opportunities, and Strategic Equity

$152.1B	Assets Under Management
755+	Deals Closed
150+	Unique Sponsors Closed Deals in Direct Lending Since Inception

Real Assets

- Flexible and bespoke capital solutions to investment grade and creditworthy tenants, borrowers and hyperscalers
- Ability to invest up and down the capital structure, in public and private investments, at varying costs of capital
- A leader in net lease; demonstrated performance across market cycles has led to robust support and repeat business from industry-leading partners

$74.7B	Assets Under Management
5,815+	Equity Assets Owned
840+	Tenant Relationships/ Partnerships

GP Strategic Capital

- Provides innovative minority equity and financing solutions to private capital managers
- Deep and extensive relationships across the alternative asset management ecosystem
- Successfully completed over 95 equity and debt transactions since inception

$68.8B	Assets Under Management
10+	Year Track Record
60+	Partnerships Since Inception

As of September 30, 2025. Past performance is not a guarantee of future results.

4

Delivering Innovative Private Wealth Products to The Largest Secular Growth Areas of Alternatives

Asset-Based Finance Total Addressable Market


$11.2 Trillion[1]
Estimated addressable market
Private ABF 2028E: 8%
Private ABF 2023: 4%

Global Data Center Demand (Gigawatts)[2]


220
22% CAGR
82
2025E
2030E

$7 trillion estimated capital expenditure by 2030[2]

Net Lease Investment Grade Universe


$15+ Trillion[3]

2024 Net Lease transaction volume $48 billion[4]

OWLCX[5] - Blue Owl Alternative Credit Fund

- ✓ One of the largest interval fund launches to date[6]
- ✓ Over $1 billion in managed assets within six months
- ✓ Ticker-traded solution

ODIT – Blue Owl Digital Infrastructure Trust

- ✓ Announced strategic partnership with Qatar Investment Authority to launch a digital infrastructure platform
- ✓ Expect to hold first close before year-end
- ✓ Trillions of dollars of expected capital estimated to support global data center demand[2]

ORENT – Blue Owl Real Estate Net Lease Trust

- ✓ Over $7 billion of equity raised to date, with almost $1 billion raised during the third quarter alone
- ✓ Scale of the net lease opportunity remains large, with increased tenant interest in sales-leasebacks and build-to-suit opportunities

1. Source: Asset-based finance market developed by Blue Owl, based on assumptions derived by third-party sources, including With Intelligence, Private Debt Investor, Preqin, NAIC, Morgan Stanley Into the Great Unknown November 19, 2023, Private Equity International: Sizing the NAV finance market December 1, 2023, MSI research Q4 2023, fund manager web data. Assumptions of the underlying information include estimated growth rates and product trends derived from the cited industry sources. Actual outcomes may vary materially.
2. Source: RBC Datacenter Download (June 2025); McKinsey: The Cost of Compute: A $7 Trillion Race to Scale Data Centers (April 2025). Capital expenditure estimates reflect projected investments in power infrastructure, data center construction, and IT equipment, based on McKinsey's demand model that incorporates AI adoption, supply constraints, and regulatory considerations.
3. Investable universe based on combined book value of net property, plant and equipment for all investment-grade rated entities in North America with an investment grade credit rating from S&P. Source: Standard & Poor's Capital IQ as of April 29, 2025.
4. Average annual single tenant transaction volume 2024. Source: Northmarq. "Q4 2024 Market Snapshot Single-Tenant Overall Market".
5. "OWLCX" is the ticker for Class I Shares of Blue Owl Alternative Credit Fund.
6. Source: Robert A. Stanger & Company, Inc.

5

6 Third Quarter 2025 Highlights Financial Results • GAAP Net Income of $6.3 million, or $0.01 per basic and $0.01 per diluted Class A Share • Fee-Related Earnings of $376.2 million, or $0.24 per Adjusted Share • Distributable Earnings of $341.0 million, or $0.22 per Adjusted Share Capital Metrics • AUM of $295.6 billion, up 26% since September 30, 2024 ◦ FPAUM of $183.8 billion, up 19% since September 30, 2024 ◦ Permanent Capital of $213.8 billion, up 19% since September 30, 2024 ◦ AUM Not Yet Paying Fees of $28.4 billion, reflecting expected annual management fees of approximately $361 million once deployed • New Capital Commitments Raised of $14.4 billion ($11.2 billion new equity capital) in the quarter • FPAUM Raised and Deployed of $11.0 billion in the quarter Corporate For information on and reconciliation of the Company's non-GAAP measures, please see slides 25 to 28. • Annual Dividend of $0.90 per Class A Share announced for 2025, up 25% from 2024 ◦ Dividend of $0.225 per Class A Share declared for the quarter • Increased Capacity of the Revolving Credit Facility by $700 million to over $2.4 billion and extended the maturity to August 2030

GAAP Results (Unaudited)

	Quarter Ended			Last Twelve Months		
(dollars in thousands, except per share data)	3Q'25	3Q'24	% Change	3Q'25	3Q'24	% Change
GAAP Revenues						
Credit (including Part I Fees of $149,173, $138,300, $552,392 and $493,551)	$ 401,605	$ 325,210	23%	$ 1,474,268	$ 1,133,606	30%
Real Assets	91,840	49,705	85%	361,218	166,227	117%
GP Strategic Capital (including Part I Fees of $1,268, $2,376, $6,150 and $8,651)	152,210	148,394	3%	594,827	547,706	9%
Management Fees, Net	645,655	523,309	23%	2,430,313	1,847,539	32%
Administrative, Transaction and Other Fees	82,147	77,289	6%	303,568	304,934	—%
Performance Revenues	188	280	(33%)	12,062	5,628	114%
GAAP Revenues	**727,990**	**600,878**	**21%**	**2,745,943**	**2,158,101**	**27%**
GAAP Expenses						
Compensation and Benefits	341,374	271,107	26%	1,288,096	973,768	32%
Amortization of Intangible Assets	92,652	68,674	35%	348,250	238,412	46%
General, Administrative and Other Expenses	181,288	121,329	49%	681,515	361,243	89%
GAAP Expenses	**615,314**	**461,110**	**33%**	**2,317,861**	**1,573,423**	**47%**
GAAP Results						
GAAP Net Income Attributable to Blue Owl Capital Inc.	**6,310**	**29,805**	**(79%)**	**51,909**	**106,899**	**(51%)**
Earnings per Class A Share						
Basic	$ 0.01	$ 0.05				
Diluted	$ 0.01	$ 0.04				
Supplemental Information						
Credit	$ 457,856	$ 384,613	19%	$ 1,693,561	$ 1,379,858	23%
Real Assets	105,299	57,116	84%	410,987	193,498	112%
GP Strategic Capital	164,835	159,149	4%	641,395	584,745	10%
GAAP Revenues	727,990	600,878	21%	2,745,943	2,158,101	27%
GAAP Margin	7.6%	18.7%		9.3%	22.2%	
Management Fees as % from Permanent Capital	86%	91%		85%	91%	

7

8 Historical Trends (GAAP) • GAAP Management Fees of $2,430.3 million for the last twelve months, increased 32% compared to prior year • GAAP Consolidated Net Income of $225.8 million for the last twelve months, compared to $430.6 million in the prior year • GAAP Net Income Attributable to Class A Shares of $51.9 million for the last twelve months, compared to $106.9 million in the prior year GAAP Management Fees Net Income Attributable to Class A SharesConsolidated Net Income (dollars in millions) (dollars in millions) (dollars in millions) $523.3 $645.7 $1,847.5 $2,430.3 3Q'24 3Q'25 3Q'24 LTM 3Q'25 LTM $29.8 $6.3 $106.9 $51.9 3Q'24 3Q'25 3Q'24 LTM 3Q'25 LTM $99.3 $47.4 $430.6 $225.8 3Q'24 3Q'25 3Q'24 LTM 3Q'25 LTM

9 3Q'25 - LTM Earnings Growth DEFRE Revenues 25% Growth FRE 19% Growth 15% Growth 18th consecutive quarter of both FRE management fees and FRE sequential growth (dollars in millions) $2,043.7 $2,548.9 3Q'24 LTM 3Q'25 LTM $1,076.4 $1,241.7 3Q'24 LTM 3Q'25 LTM $1,192.4 $1,420.2 3Q'24 LTM 3Q'25 LTM (dollars in millions) (dollars in millions) For information on and reconciliation of the Company's non-GAAP measures, please see slides 25 to 28.

Non-GAAP Results (Unaudited)

(dollars in thousands, except per share data)	Quarter Ended 3Q'25	3Q'24	% Change	Last Twelve Months 3Q'25	3Q'24	% Change
FRE Revenues						
Credit (including Part I Fees of $149,173, $138,300, $552,392 and $493,551)	$ 401,605	$ 325,210	23%	$ 1,474,268	$ 1,133,606	30%
Real Assets	91,840	49,705	85%	327,565	166,227	97%
GP Strategic Capital (including Part I Fees of $1,268, $2,376, $6,150 and $8,651)	163,254	159,510	2%	639,221	590,802	8%
FRE Management Fees, Net	656,699	534,425	23%	2,441,054	1,890,635	29%
FRE Administrative, Transaction and Other Fees	30,110	33,622	(10%)	99,331	149,266	(33%)
FRE Performance Revenues	188	280	(33%)	8,536	3,789	125%
FRE Revenues	**686,997**	**568,327**	**21%**	**2,548,921**	**2,043,690**	**25%**
FRE Expenses						
FRE Compensation and Benefits	208,163	171,916	21%	747,120	590,638	26%
FRE General, Administrative and Other Expenses	86,587	59,188	46%	335,745	229,228	46%
FRE Expenses	**294,750**	**231,104**	**28%**	**1,082,865**	**819,866**	**32%**
Fee-Related Earnings	**376,175**	**326,862**	**15%**	**1,420,240**	**1,192,427**	**19%**
Distributable Earnings	**341,002**	**301,007**	**13%**	**1,241,709**	**1,076,356**	**15%**
Adjusted Per Share Information						
Fee-Related Earnings per Adjusted Share	$ 0.24	$ 0.22				
Distributable Earnings per Adjusted Share	$ 0.22	$ 0.20				
Supplemental Information						
Credit	$ 429,464	$ 356,682	20%	$ 1,566,419	$ 1,277,506	23%
Real Assets	92,474	50,161	84%	335,328	168,744	99%
GP Strategic Capital	165,059	161,484	2%	647,174	597,440	8%
FRE Revenues	686,997	568,327	21%	2,548,921	2,043,690	25%
FRE Margin	57.1%	59.3%		57.5%	59.9%	
FRE Management Fees as % from Permanent Capital	86%	91%		86%	91%	

For information on and reconciliation of the Company's non-GAAP measures, please see slides 25 to 28.

10

11 Historical Trends (Non-GAAP) • FRE Management Fees of $2,441.1 million for the last twelve months, increased 29% compared to prior year • Fee-Related Earnings of $1,420.2 million for the last twelve months, increased 19% compared to prior year • Distributable Earnings of $1,241.7 million for the last twelve months, increased 15% compared to prior year FRE Management Fees Distributable EarningsFee-Related Earnings (dollars in millions) (dollars in millions) (dollars in millions) $301.0 $341.0 $1,076.4 $1,241.7 3Q'24 3Q'25 3Q'24 LTM 3Q'25 LTM $326.9 $376.2 $1,192.4 $1,420.2 3Q'24 3Q'25 3Q'24 LTM 3Q'25 LTM $534.4 $656.7 $1,890.6 $2,441.1 3Q'24 3Q'25 3Q'24 LTM 3Q'25 LTM For information on and reconciliation of the Company's non-GAAP measures, please see slides 25 to 28.

12 Assets Under Management • AUM of $295.6 billion, increased 26% since September 30, 2024 ◦ The increase was primarily driven by the IPI Acquisition, as well as capital raised and appreciation across the business • FPAUM of $183.8 billion, increased 19% since September 30, 2024 ◦ The increase was primarily driven by capital raised across the business and deployment in Credit, as well as the IPI Acquisition • Permanent Capital of $213.8 billion, increased 19% since September 30, 2024 ◦ Permanent Capital generated 86% of FRE management fees during the last twelve months • AUM Not Yet Paying Fees totaled $28.4 billion, reflecting expected annual FRE management fees of approximately $361 million once deployed AUM Fee-Paying AUM Permanent Capital Credit GP Strategic CapitalReal Assets (dollars in billions) (dollars in billions) (dollars in billions) $234.6 $295.6 $128.4 $152.1 $44.1 $74.7 $62.0 $68.8 3Q'24 3Q'25 $154.2 $183.8 $89.3 $97.3 $29.8 $46.3 $35.1 $40.2 3Q'24 3Q'25 $179.1 $213.8 $100.1 $120.2 $17.4 $25.2 $61.5 $68.3 3Q'24 3Q'25

Fundraising

- **New Capital Commitments Raised** of $14.4 billion in the quarter
  - New Capital Commitments Raised of $57.0 billion during the last twelve months
- **Total Equity Fundraise** of $11.2 billion during the quarter was driven by $5.6 billion in Credit, $3.0 billion in Real Assets and $2.7 billion in GP Strategic Capital
- **Private Wealth Equity Fundraise** of $4.2 billion during the quarter was primarily driven by products from the direct lending and alternative credit strategies in Credit and products from the net lease strategy in Real Assets
  - Private Wealth Equity Fundraise of $16.2 billion during the last twelve months
- **Institutional Equity Fundraise** of $7.0 billion during the quarter was primarily driven by products from the direct lending and investment grade credit strategies in Credit, products from the GP minority stakes strategy in GP Strategic Capital, and products from the net lease strategy in Real Assets
  - Institutional Equity Fundraise of $23.3 billion during the last twelve months

Total Equity Fundraise



(dollars in billions)
$7.9
$3.5
$1.3
$3.1
$11.2
$2.7
$3.0
$5.6
$24.2
$8.0
$4.0
$12.1
$39.5
$7.0
$12.8
$19.7
3Q'24
3Q'25
3Q'24 LTM
3Q'25 LTM
Credit
Real Assets
GP Strategic Capital

13

14 Credit Platform • AUM of $152.1 billion, increased 18% since September 30, 2024 ◦ The increase was primarily driven by capital raised in products from the direct lending strategy • FPAUM of $97.3 billion, increased 9% since September 30, 2024 ◦ The increase was primarily driven by capital raised in products from the direct lending strategy and deployment across the platform, partially offset by distributions in the direct lending strategy • Direct Lending Originations during the quarter were $10.9 billion with net deployment of $2.9 billion ◦ Direct Lending Originations for the last twelve months were $46.8 billion with net deployment of $12.1 billion • AUM Not Yet Paying Fees totaled $18.2 billion, reflecting expected annual management fees of approximately $251 million once deployed • Direct Lending Gross Returns(1) of 3.1% for 3Q'25 and 13.2% over the last twelve months ended 3Q'25 • Alternative Credit Gross Returns(1) of 3.9% for 3Q'25 and 15.9% over the last twelve months ended 3Q'25 AUM (dollars in billions) (dollars in billions) Fee-Paying AUM Note 1. Gross and net returns are represented by a composite comprised of certain Credit products within the direct lending and alternative credit investment strategies. The composite excludes products that have been deploying capital for less than two years as such information is generally not meaningful. The net returns for the aforementioned direct lending strategy were 2.2% for 3Q'25 and 9.4% over the last twelve months ended 3Q'25. The net returns for the aforementioned alternative credit strategy were 3.2% for 3Q'25 and 12.5% over the last twelve months ended 3Q'25. Past performance is not a guarantee of future results. $128.4 $152.1 3Q'24 3Q'25 $89.3 $97.3 3Q'24 3Q'25

15 Note 1. Gross and net returns are represented by a composite comprised of certain Real Assets products within the net lease, real estate credit (excluding insurance) and digital infrastructure investment strategies. The composite excludes products that have been deploying capital for less than two years as such information is generally not meaningful. The net returns for the aforementioned net lease strategy were 3.4% for 3Q'25 and 7.1% over the last twelve months ended 3Q'25. The net returns for the aforementioned real estate credit strategy (excluding insurance) were 2.5% for 3Q'25 and 9.9% over the last twelve months ended 3Q'25. The net returns for the aforementioned digital infrastructure strategy were (1.6)% for 3Q'25 and 1.7% over the last twelve months ended 3Q'25. Past performance is not a guarantee of future results. Real Assets Platform • AUM of $74.7 billion, increased 69% since September 30, 2024 ◦ The increase was primarily driven by the IPI Acquisition, capital raised in our real estate investment trust, our seventh vintage drawdown product and our third vintage digital infrastructure product • FPAUM of $46.3 billion, increased 56% since September 30, 2024 ◦ The increase was primarily driven by the IPI Acquisition, capital raised in our real estate investment trust, our third vintage digital infrastructure product and our real estate credit strategy, as well as capital deployed in our sixth vintage drawdown product • AUM Not Yet Paying Fees totaled $9.0 billion, reflecting expected annual management fees of approximately $96 million once deployed • Net Lease Gross Returns(1) of 4.3% for 3Q'25 and 9.7% over the last twelve months ended 3Q'25 • Real Estate Credit Gross Returns(1) of 2.5% for 3Q'25 and 10.1% over the last twelve months ended 3Q'25 • Digital Infrastructure Gross Returns(1) of (1.4)% for 3Q'25 and 6.2% over the last twelve months ended 3Q'25 AUM Fee-Paying AUM $44.1 $74.7 3Q'24 3Q'25 $29.8 $46.3 3Q'24 3Q'25 (dollars in billions) (dollars in billions)

GP Strategic Capital Platform

- **AUM** of $68.8 billion, increased 11% since September 30, 2024
  - The increase was primarily driven by capital raised in our minority equity stakes strategy, including new vehicles that recently acquired assets from a prior vintage product, and our sixth vintage product, as well as appreciation across the platform
- **FPAUM** of $40.2 billion, increased 15% since September 30, 2024
  - The increase was primarily driven by capital raised in our minority equity stakes strategy, including new vehicles that recently acquired assets from a prior vintage product, and our sixth vintage product
- **AUM Not Yet Paying Fees** totaled $1.2 billion, reflecting expected annual management fees of approximately $14 million once deployed
- **Gross IRR Since Inception as of September 30, 2025**(1)
  - **Blue Owl GP Stakes III:** 28.7%
  - **Blue Owl GP Stakes IV:** 53.1%
  - **Blue Owl GP Stakes V:** 25.6%


AUM
(dollars in billions)
$62.0
$68.8
3Q'24
3Q'25


Fee-Paying AUM
(dollars in billions)
$35.1
$40.2
3Q'24
3Q'25

Note 1. Net IRR since inception as of September 30, 2025 for Blue Owl GP Stakes III, Blue Owl GP Stakes IV and Blue Owl GP Stakes V was 22.3%, 34.3% and 12.5%, respectively.Past performance is not a guarantee of future results.

16

Supplemental Information

18 As of September 30, 2025, the average maturity of the Company's outstanding notes is ~10 years. Note 1. Cost of debt reflects average annual after tax interest rate on notes outstanding, assuming a 22% tax rate. Excludes borrowings under the Revolving Credit Facility. Supplemental Liquidity Metrics Credit Ratings BBB+ Baa2 Fitch Moody's BBB S&P Total Debt ($M) Available Liquidity ($M) 3.8% Cost of Debt(1) $759 $137 $1,644 Revolving Credit Facility Cash and Cash Equivalents $3,280 $1,000 $700 $400 $350 $60 $770 Revolving Credit Facility 2028 Unsecured Notes 2051 Unsecured Notes 2032 Unsecured Notes 2031 Unsecured Notes 2034 Unsecured Notes $1.8B Available Liquidity

19 As of September 30, 2025, AUM not yet paying fees totaled $28.4 billion, reflecting expected annual management fees of $361 million once deployed. FPAUM to AUM Bridge $51.2 $71.6 $28.6 $183.8 $295.6 $97.3 $18.2 $8.2 $28.5 152.1 $46.3 $9.0 $17.3 $74.7 $40.2 $7.0 $20.4 $68.8 $28.4 $17.2 $66.2 Credit Real Assets GP Strategic Capital FPAUM AUM Not Yet Paying Fees Fee-Exempt AUM Net Appreciation, Leverage and Other AUM $2.0 $1.2 Figures may not sum due to rounding. (dollars in billions)

20 AUM and FPAUM Rollforwards Three Months Ended September 30, 2025 Twelve Months Ended September 30, 2025 (dollars in millions) Credit Real Assets GP Strategic Capital Total Credit Real Assets GP Strategic Capital Total AUM Beginning Balance $ 145,468 $ 71,486 $ 67,131 $ 284,085 $ 128,443 $ 44,113 $ 62,027 $ 234,583 Acquisitions — — — — — 14,206 — 14,206 New capital raised 5,572 2,955 2,717 11,244 19,719 12,816 6,967 39,502 Change in debt 2,404 711 — 3,115 11,347 4,288 — 15,635 Distributions (3,247) (861) (1,568) (5,676) (11,783) (2,789) (3,509) (18,081) Change in value / other 1,943 391 510 2,844 4,414 2,048 3,305 9,767 Ending Balance $ 152,140 $ 74,682 $ 68,790 $ 295,612 $ 152,140 $ 74,682 $ 68,790 $ 295,612 FPAUM Beginning Balance $ 93,684 $ 45,366 $ 38,432 $ 177,482 $ 89,301 $ 29,765 $ 35,116 $ 154,182 Acquisitions — — — — — 10,723 — 10,723 New capital raised / deployed 5,494 2,708 2,801 11,003 15,472 8,632 7,194 31,298 Fee basis step down (60) (1,029) — (1,089) (60) (1,029) (389) (1,478) Distributions (2,904) (987) (968) (4,859) (9,922) (2,856) (1,781) (14,559) Change in value / other 1,063 265 (22) 1,306 2,486 1,088 103 3,677 Ending Balance $ 97,277 $ 46,323 $ 40,243 $ 183,843 $ 97,277 $ 46,323 $ 40,243 $ 183,843

Appendix

GAAP Results (Unaudited)

(dollars in thousands, except share and per share data)	Quarter Ended 3Q'25	Quarter Ended 3Q'24	Last Twelve Months 3Q'25	Last Twelve Months 3Q'24
Revenues				
Management fees, net (includes Part I Fees of $150,441, $140,676, $558,542 and $502,202)	$ 645,655	$ 523,309	$ 2,430,313	$ 1,847,539
Administrative, transaction and other fees	82,147	77,289	303,568	304,934
Performance revenues	188	280	12,062	5,628
Total Revenues, Net	**727,990**	**600,878**	**2,745,943**	**2,158,101**
Expenses				
Compensation and benefits	341,374	271,107	1,288,096	973,768
Amortization of intangible assets	92,652	68,674	348,250	238,412
General, administrative and other expenses	181,288	121,329	681,515	361,243
Total Expenses	**615,314**	**461,110**	**2,317,861**	**1,573,423**
Other Loss				
Net gains (losses) on investments	9,736	3,748	(8,216)	11,333
Interest and dividend income	11,645	12,213	45,307	36,850
Interest expense	(42,352)	(34,102)	(155,455)	(107,789)
Change in TRA liability	(2,980)	6,849	(7,092)	(4,953)
Change in warrant liability	—	(6,300)	(20,350)	(28,450)
Change in earnout liability	(33,404)	(10,056)	(28,046)	(12,208)
Total Other Loss	**(57,355)**	**(27,648)**	**(173,852)**	**(105,217)**
Income Before Income Taxes	**55,321**	**112,120**	**254,230**	**479,461**
Income tax expense	7,948	12,796	28,436	48,878
Consolidated Net Income	**47,373**	**99,324**	**225,794**	**430,583**
Net income attributable to noncontrolling interests	(41,063)	(69,519)	(173,885)	(323,684)
Net Income Attributable to Blue Owl Capital Inc.	**$ 6,310**	**$ 29,805**	**$ 51,909**	**$ 106,899**
Net Income Attributable to Class A Shares	$ 6,310	$ 29,805	$ 51,909	$ 106,899
Earnings per Class A Share				
Basic	$ 0.01	$ 0.05		
Diluted	$ 0.01	$ 0.04		
Weighted-Average Class A Shares				
Basic	667,112,339	575,249,883		
Diluted	673,928,845	1,491,724,950		

22

23 Quarter Ended (dollars in thousands, except per share data) 3Q'25 2Q'25 1Q'25 4Q'24 3Q'24 GAAP Revenues Management Fees, Net $ 645,655 $ 623,369 $ 604,186 $ 557,103 $ 523,309 Administrative, Transaction and Other Fees 82,147 78,758 72,988 69,675 77,289 Performance Revenues 188 979 6,312 4,583 280 GAAP Revenues 727,990 703,106 683,486 631,361 600,878 GAAP Expenses Compensation and Benefits 341,374 326,300 325,940 294,482 271,107 Amortization of Intangible Assets 92,652 89,472 89,473 76,653 68,674 General, Administrative and Other Expenses 181,288 188,052 190,779 121,396 121,329 GAAP Expenses 615,314 603,824 606,192 492,531 461,110 GAAP Results GAAP Net Income Attributable to Blue Owl Capital Inc. 6,310 17,426 7,430 20,743 29,805 Earnings per Class A Share Basic $ 0.01 $ 0.03 $ 0.01 $ 0.03 $ 0.05 Diluted $ 0.01 $ 0.02 $ 0.00 $ 0.03 $ 0.04 GAAP Results Summary (Unaudited)

24 Quarter Ended (dollars in thousands, except per share data) 3Q'25 2Q'25 1Q'25 4Q'24 3Q'24 FRE Revenues FRE Management Fees, Net $ 656,699 $ 620,152 $ 595,983 $ 568,220 $ 534,425 FRE Administrative, Transaction and Other Fees 30,110 25,779 20,154 23,288 33,622 FRE Performance Revenues 188 119 4,055 4,174 280 FRE Revenues 686,997 646,050 620,192 595,682 568,327 FRE Expenses FRE Compensation and Benefits 208,163 188,942 187,922 162,093 171,916 FRE General, Administrative and Other Expenses 86,587 88,859 77,283 83,016 59,188 FRE Expenses 294,750 277,801 265,205 245,109 231,104 Fee-Related Earnings 376,175 358,343 345,391 340,331 326,862 Distributable Earnings 341,002 323,014 262,516 315,177 301,007 Adjusted Per Share Information Fee-Related Earnings per Adjusted Share $ 0.24 $ 0.23 $ 0.22 $ 0.23 $ 0.22 Distributable Earnings per Adjusted Share $ 0.22 $ 0.21 $ 0.17 $ 0.21 $ 0.20 Non-GAAP Results Summary (Unaudited) For information on and reconciliation of the Company's non-GAAP measures, please see slides 25 to 28.

25 Non-GAAP and Other Measures GAAP Margin Calculated as income before income taxes, divided by total revenues. Fee-Related Earnings, or FRE, and Related Components Fee-Related Earnings (“FRE”) is a supplemental non-GAAP measure of our core operating performance used to make operating decisions and assess our core operating results, focusing on whether our core revenue streams, primarily consisting of management fees, are sufficient to cover our core operating expenses. FRE performance revenues refers to the GAAP performance revenues that are measured and eligible to be received on a recurring basis and not dependent on realization events from the underlying investments. Management also reviews the components that comprise Fee-Related Earnings (i.e., FRE revenues and FRE expenses) on the same basis used to calculate Fee-Related Earnings, and such components are also non-GAAP measures and have been identified with the prefix “FRE” throughout this presentation. Fee- Related Earnings exclude various items that are required for the presentation of our results under GAAP, including the following: noncontrolling interests in the Blue Owl Operating Partnerships; equity-based compensation expense; compensation expenses related to capital contributions in certain subsidiary holding companies that are in-turn paid as compensation to certain employees, as such contributions are not included in Fee-Related Earnings or Distributable Earnings (“DE”); amortization of acquisition-related earnouts and transaction bonuses; amortization of intangible assets; “Transaction Expenses” as defined below; expense support payments and subsequent reimbursements; net gains (losses) on investments; interest and dividend income; interest expense; changes in TRA, warrant and earnout liabilities; and taxes. Transaction expenses are expenses incurred in connection with acquisitions and strategic transactions, including subsequent adjustments related to such transactions, that were not eligible to be netted against consideration or recognized as acquired assets and assumed liabilities in the relevant transactions (“Transaction Expenses”). FRE revenues also exclude the portion of IPI catch-up fees earned that relate to periods prior to the closing of the IPI Acquisition, as such amounts are payable as contingent consideration to the sellers. FRE revenues and FRE expenses also exclude DE performance revenues and related compensation expense, as well as revenues and expenses related to amounts reimbursed by our products, including administrative fees and dealer manager reallowed commissions, that have no impact to our bottom line operating results, and therefore FRE revenues and FRE expenses do not represent our total revenues or total expenses in any given period. DE performance revenues refers to GAAP performance revenues that are not FRE performance revenues. Distributable Earnings or DE Distributable Earnings is a supplemental non-GAAP measure of operating performance that equals Fee-Related Earnings plus or minus, as relevant, DE performance revenues and related compensation, interest and dividend income, interest expense, as well as amounts payable for taxes and payments made pursuant to the TRA. Amounts payable for taxes presents the current income taxes payable, excluding the impact of tax contingency-related accrued expenses or benefits, as such amounts are included when paid or received, related to the respective period’s earnings, assuming that all Distributable Earnings were allocated to Blue Owl Capital Inc., which would occur following the exchange of all Blue Owl Operating Group Units for Class A Shares. Current income taxes payable and payments made pursuant to the TRA reflect the benefit of tax deductions that are excluded when calculating Distributable Earnings (e.g., equity-based compensation expenses, Transaction Expenses, tax goodwill, etc.). If these tax deductions were to be excluded from amounts payable for taxes, Distributable Earnings would be lower and our effective tax rate would appear to be higher, even though a lower amount of income taxes would have been paid or payable for a period’s earnings. We make these adjustments when calculating Distributable Earnings to more accurately reflect the net realized earnings that are expected to be or become available for distribution or reinvestment into our business. Management believes that Distributable Earnings can be useful as a supplemental performance measure to our GAAP results in assessing the amount of earnings available for distribution. FRE Margin FRE Margin is a supplemental non-GAAP measure that equals Fee-Related Earnings before net (income) loss allocated to noncontrolling interests, divided by FRE revenues. Management believes that FRE Margin can be useful as a supplemental performance measure used to make operating decisions and assess our core operating results. Adjusted Shares Adjusted Shares represents the weighted-average outstanding interests that are participating in distributions as of the end of each respective period. Adjusted Shares is the sum of Blue Owl Capital Inc.’s Class A Shares (and Class B Shares to the extent outstanding in the future), Common Units and vested Incentive Units of the Blue Owl Operating Group. Common Units and Incentive Units are limited partner interests held by certain members of management and employees, as well as other third parties in the Blue Owl Operating Group. Subject to certain restrictions, Common Units are exchangeable on a one-for-one basis for either Class A Shares or Class B Shares if held by certain senior members of management. A vested Incentive Unit may convert into a Common Unit upon becoming economically equivalent on a tax basis to a Common Unit.

Non-GAAP Reconciliations

(dollars in thousands)	Quarter Ended 3Q'25	2Q'25	1Q'25	4Q'24	3Q'24	Last Twelve Months 3Q'25	3Q'24
GAAP Net Income Attributable to Class A Shares	**$ 6,310**	**$ 17,426**	**$ 7,430**	**$ 20,743**	**$ 29,805**	**$ 51,909**	**$ 106,899**
Net income attributable to noncontrolling interests	41,063	53,270	29,240	50,312	69,519	173,885	323,684
Income tax expense	7,948	13,798	3,672	3,018	12,796	28,436	48,878
GAAP Income Before Income Taxes	**55,321**	**84,494**	**40,342**	**74,073**	**112,120**	**254,230**	**479,461**
Strategic Revenue-Share Purchase consideration amortization	11,044	11,117	11,116	11,117	11,116	44,394	43,096
DE performance revenues	—	(860)	(2,257)	(409)	—	(3,526)	(1,839)
DE performance revenues compensation	—	732	1,918	143	—	2,793	644
IPI Acquisition-related catch-up fees payable to sellers	—	(14,334)	(19,319)	—	—	(33,653)	—
Equity-based compensation - other	80,807	75,166	75,192	70,261	58,898	301,426	199,759
Equity-based compensation - acquisition-related	75,446	76,837	82,999	21,629	2,077	256,911	28,118
Equity-based compensation - Business Combination grants	16,835	17,051	11,485	17,432	16,632	62,803	68,899
Acquisition-related cash amortization	979	979	2,629	—	—	4,587	6,568
Capital-related compensation	330	915	1,201	1,532	732	3,978	2,804
Amortization of intangible assets	92,652	89,472	89,473	76,653	68,674	348,250	238,412
Transaction Expenses	31	9,343	25,186	11,455	43,186	46,015	64,512
Expense support	1,447	2,549	(1,930)	1,930	(3,860)	3,996	(11,827)
Net (gains) losses on investments	(9,736)	2,420	7,700	7,832	(3,748)	8,216	(11,333)
Change in TRA liability	2,980	2,026	4,276	(2,190)	(6,849)	7,092	4,953
Change in warrant liability	—	—	—	20,350	6,300	20,350	28,450
Change in earnout liability	33,404	(20,629)	(2,318)	17,589	10,056	28,046	12,208
Interest and dividend income	(11,645)	(11,015)	(11,230)	(11,417)	(12,213)	(45,307)	(36,850)
Interest expense	42,352	41,986	38,524	32,593	34,102	155,455	107,789
Fee-Related Earnings Before Noncontrolling Interests	**392,247**	**368,249**	**354,987**	**350,573**	**337,223**	**1,466,056**	**1,223,824**
Net income allocated to noncontrolling interests included in Fee-Related Earnings	(16,072)	(9,906)	(9,596)	(10,242)	(10,361)	(45,816)	(31,397)
Fee-Related Earnings	**376,175**	**358,343**	**345,391**	**340,331**	**326,862**	**1,420,240**	**1,192,427**
DE performance revenues	—	860	2,257	409	—	3,526	1,839
DE performance revenues compensation	—	(732)	(1,918)	(143)	—	(2,793)	(644)
Interest and dividend income	11,645	11,015	11,230	11,417	12,213	45,307	36,850
Interest expense	(42,352)	(41,986)	(38,524)	(32,593)	(34,102)	(155,455)	(107,789)
Taxes and TRA payments	(4,466)	(4,486)	(55,920)	(4,244)	(3,966)	(69,116)	(46,327)
Distributable Earnings	**$ 341,002**	**$ 323,014**	**$ 262,516**	**$ 315,177**	**$ 301,007**	**$ 1,241,709**	**$ 1,076,356**

26

Non-GAAP Reconciliations (cont'd)

(dollars in thousands, except per share data)	Quarter Ended 3Q'25	2Q'25	1Q'25	4Q'24	3Q'24	Last Twelve Months 3Q'25	3Q'24
Weighted-Average Adjusted Shares							
Class A Shares[1]	655,630,319	637,712,824	614,422,518	590,446,378	563,549,711		
Common Units and Vested Incentive Units	907,673,489	918,707,507	933,259,441	914,037,132	913,241,168		
Total Weighted-Average Adjusted Shares	**1,563,303,808**	**1,556,420,331**	**1,547,681,959**	**1,504,483,510**	**1,476,790,879**		
Earnings per Class A Share - Basic	$ 0.01	$ 0.03	$ 0.01	$ 0.03	$ 0.05		
Earnings per Class A Share - Diluted	$ 0.01	$ 0.02	$ 0.00	$ 0.03	$ 0.04		
Fee-Related Earnings per Adjusted Share	$ 0.24	$ 0.23	$ 0.22	$ 0.23	$ 0.22		
Distributable Earnings per Adjusted Share	$ 0.22	$ 0.21	$ 0.17	$ 0.21	$ 0.20		
GAAP Revenues	**$ 727,990**	**$ 703,106**	**$ 683,486**	**$ 631,361**	**$ 600,878**	**$ 2,745,943**	**$ 2,158,101**
Strategic Revenue-Share Purchase consideration amortization	11,044	11,117	11,116	11,117	11,116	44,394	43,096
DE performance revenues	—	(860)	(2,257)	(409)	—	(3,526)	(1,839)
IPI Acquisition-related catch-up fees payable to sellers	—	(14,334)	(19,319)	—	—	(33,653)	—
Reimbursed expenses	(52,037)	(52,979)	(52,834)	(46,387)	(43,667)	(204,237)	(155,668)
FRE Revenues	**$ 686,997**	**$ 646,050**	**$ 620,192**	**$ 595,682**	**$ 568,327**	**$ 2,548,921**	**$ 2,043,690**
GAAP Compensation and Benefits	**$ 341,374**	**$ 326,300**	**$ 325,940**	**$ 294,482**	**$ 271,107**	**$ 1,288,096**	**$ 973,768**
DE performance revenues compensation	—	(732)	(1,918)	(143)	—	(2,793)	(644)
Equity-based compensation - other	(80,807)	(75,166)	(75,192)	(70,261)	(58,898)	(301,426)	(199,759)
Equity-based compensation - acquisition-related	(15,077)	(19,914)	(21,501)	(21,629)	(2,077)	(78,121)	(28,118)
Equity-based compensation - Business Combination grants	(16,835)	(17,051)	(11,485)	(17,432)	(16,632)	(62,803)	(68,899)
Acquisition-related cash amortization	(979)	(979)	(2,629)	—	—	(4,587)	(6,568)
Capital-related compensation	(330)	(915)	(1,201)	(1,532)	(732)	(3,978)	(2,804)
Reimbursed expenses	(19,183)	(22,601)	(24,092)	(21,392)	(20,852)	(87,268)	(76,338)
FRE Compensation and Benefits	**$ 208,163**	**$ 188,942**	**$ 187,922**	**$ 162,093**	**$ 171,916**	**$ 747,120**	**$ 590,638**
GAAP General, Administrative and Other Expenses	**$ 181,288**	**$ 188,052**	**$ 190,779**	**$ 121,396**	**$ 121,329**	**$ 681,515**	**$ 361,243**
Equity-based compensation - acquisition-related	(60,369)	(56,923)	(61,498)	—	—	(178,790)	—
Transaction Expenses	(31)	(9,343)	(25,186)	(11,455)	(43,186)	(46,015)	(64,512)
Expense support	(1,447)	(2,549)	1,930	(1,930)	3,860	(3,996)	11,827
Reimbursed expenses	(32,854)	(30,378)	(28,742)	(24,995)	(22,815)	(116,969)	(79,330)
FRE General, Administrative and Other Expenses	**$ 86,587**	**$ 88,859**	**$ 77,283**	**$ 83,016**	**$ 59,188**	**$ 335,745**	**$ 229,228**

Note 1. Excludes 11,482,022, 11,972,391, 11,431,589, 10,924,696, and 11,700,172 respectively, fully vested restricted stock units that do not participate in dividends until settled but that are included in the denominator for GAAP basic earnings per share.

27

28 Non-GAAP Reconciliations (cont’d) Quarter Ended Last Twelve Months (dollars in thousands, except per share data) 3Q'25 3Q'24 3Q'25 3Q'24 Income Before Income Taxes $ 55,321 $ 112,120 $ 254,230 $ 479,461 GAAP Revenues $ 727,990 $ 600,878 $ 2,745,943 $ 2,158,101 GAAP Margin 7.6% 18.7% 9.3% 22.2 % Fee-Related Earnings Before Noncontrolling Interests $ 392,247 $ 337,223 $ 1,466,056 $ 1,223,824 FRE Revenues $ 686,997 $ 568,327 $ 2,548,921 $ 2,043,690 FRE Margin 57.1% 59.3% 57.5% 59.9%

29 Defined Terms Assets Under Management or AUM Refers to the assets that we manage, and is generally equal to the sum of (i) net asset value (“NAV”); (ii) drawn and undrawn debt; (iii) uncalled capital commitments; (iv) total managed assets for certain Credit and Real Assets products; and (v) par value of collateral for collateralized loan obligations (“CLOs”) and other securitizations. our BDCs Refers to the business development companies (“BDCs”) we manage, as regulated under the Investment Company Act of 1940, as amended: Blue Owl Capital Corporation (NYSE: OBDC) (“OBDC”), Blue Owl Capital Corporation II (“OBDC II”), Blue Owl Technology Finance Corp. (NYSE: OTF) (“OTF”), Blue Owl Credit Income Corp. (“OCIC”), Blue Owl Technology Income Corp. (“OTIC”), until January 13, 2025, Blue Owl Capital Corporation III (“OBDE”) and, until March 24, 2025, Blue Owl Technology Finance Corp. II (“OTF II”). Blue Owl, the Company, the firm, we, us, and our Refers to Blue Owl Capital Inc. and its consolidated subsidiaries. Blue Owl Operating Group Prior to the Internal Reorganization, referred collectively to Blue Owl Capital Holdings LP ("Blue Owl Holdings") and Blue Owl Capital Carry LP ("Blue Owl Carry") and their consolidated subsidiaries. Following the Internal Reorganization, refers to Blue Owl Holdings and its consolidated subsidiaries and any future entity designated by our board of directors in its sole discretion as a Blue Owl Operating Partnership. Blue Owl Operating Group Units Prior to the Internal Reorganization, referred collectively to a unit in each of Blue Owl Holdings and Blue Owl Carry. Following the Internal Reorganization, refers to a unit in the Blue Owl Operating Group. Blue Owl Operating Partnerships Prior to the Internal Reorganization, referred collectively to Blue Owl Holdings and Blue Owl Carry. Following the Internal Reorganization, refers to Blue Owl Holdings, unless context indicates otherwise. Business Combination Refers to the transactions contemplated by the business combination agreement dated as of December 23, 2020 (as the same has been or may be amended, modified, supplemented or waived from time to time), by and among Altimar Acquisition Corporation, Owl Rock Capital Group LLC, Owl Rock Capital Feeder LLC, Owl Rock Capital Partners LP and Neuberger Berman Group LLC, which transactions were completed on May 19, 2021. Credit Refers to our Credit platform that includes (i) our direct lending strategy, which offers private credit solutions to primarily upper-middle-market companies through differentiated access points; (ii) alternative credit, which targets credit-oriented investments in markets underserved by traditional lenders or the broader capital markets, with deep expertise investing across specialty finance, private corporate credit and equipment leasing; (iii) investment grade credit, which focuses on generating capital-efficient investment income through asset-backed finance, private corporate credit, and structured products; and (iv) liquid credit, which focuses on the management of CLOs. Our Credit platform also includes our other adjacent investment strategies (e.g., strategic equity and healthcare opportunities). Fee-Paying AUM or FPAUM Refers to the AUM on which management fees and/or FRE performance revenues are earned. For our BDCs, FPAUM is generally equal to total assets (including assets acquired with debt but excluding cash). For our other Credit products, excluding CLOs, FPAUM is generally equal to NAV, investment cost, market value or statutory book value. FPAUM also includes uncalled committed capital for products where we earn management fees thereon. For CLOs and other securitizations, FPAUM is generally equal to the par value of collateral. For Real Assets, FPAUM is generally equal to capital commitments, the cost of unrealized investments during the investment period and the cost of unrealized investments after the investment period; however, for certain Real Assets products FPAUM is based on NAV, market value or statutory book value. For our GP Strategic Capital products, FPAUM for the GP minority stakes strategy is generally equal to capital commitments during the investment period and the cost of unrealized investments after the investment period. For GP Strategic Capital’s other strategies, FPAUM is generally equal to investment cost. Fitch Refers to Fitch Ratings credit rating agency. GP Strategic Capital Refers to our GP Strategic Capital platform that primarily focuses on acquiring equity stakes in, and providing debt financing to, large, multi- product private equity and private credit firms through two investment strategies: GP minority stakes and GP debt financing, and also includes our professional sports minority stakes strategy.

30 Defined Terms (cont’d) Gross IRR Refers to an annualized since inception gross internal rate of return of cash flows to and from the product and the product’s residual value at the end of the measurement period. Gross IRRs are calculated before giving effect to management fees (including Part I Fees), as applicable. For GP Strategic Capital, performance metrics are presented on a quarter lag. Gross Return Refers to a return that is equal to the percentage change in the value of a product's portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees and carried interest allocated to the general partner of special limited partners, or other fees and expenses. Institutional Equity Fundraise Includes insurance, internal fundraise and GP commitments. Internal Reorganization Refers to the internal reorganization that occurred on April 1, 2025, pursuant to which, among other things, Blue Owl Carry became a wholly owned subsidiary of Blue Owl Holdings. IPI Acquisition Refers to the acquisition of the business of digital infrastructure fund manager IPI Partners, LLC that was completed on January 3, 2025. Moody's Refers to Moody's credit rating agency. Net IRR Refers to an annualized since inception net internal rate of return of cash flows to and from the product and the product’s residual value at the end of the measurement period. Net IRRs are calculated after giving effect to fees, as applicable, and all other expenses. An individual investor’s IRR may be different to the reported IRR based on the timing of capital transactions. For GP Strategic Capital, performance metrics are presented on a quarter lag. Net Return Refers to a return that is equal to the percentage change in the value of a product's portfolio, adjusted for all contributions and withdrawals (cash flows) after the effects of management fees, incentive fees and carried interest allocated to the general partner of special limited partners, or other fees and expenses. Part I Fees Refers to quarterly performance income on the net investment income of our BDCs and similarly structured products, subject to a fixed hurdle rate. These fees are classified as management fees throughout this presentation, as they are predictable and recurring in nature, not subject to repayment, and cash-settled each quarter. Permanent Capital Refers to AUM in products that have an indefinite term and do not have a requirement to exit investments and return the proceeds to investors after a prescribed period. Some of these products, however, may be required or can elect to return all or a portion of capital gains and investment income, and some may have periodic tender offers or redemptions. Permanent Capital includes certain products that are subject to management fee step downs or roll-offs or both over time. Real Assets Refers, unless context indicates otherwise, to our Real Assets platform that includes our net lease strategy, which focuses on acquiring net- leased real estate occupied by investment grade and creditworthy tenants; real estate credit, which offers a diverse range of competitive financing solutions; and digital infrastructure, which focuses on acquiring, financing, developing, and operating data centers and related digital infrastructure assets. S&P Refers to Standard & Poor's credit rating agency. Tax Receivable Agreement or TRA Refers to the Second Amended and Restated Tax Receivable Agreement, dated as of April 1, 2025, as may be amended from time to time by and among the Registrant, Blue Owl Capital GP LLC, Blue Owl Holdings, Blue Owl Carry (solely for purposes of Section 7.18(b) thereto) and each of the Partners (as defined therein) party thereto.